Exhibit 77(e)(5)


               FIFTH AMENDMENT TO INVESTMENT SUBADVISORY AGREEMENT

                                     between

                             DIRECTED SERVICES, LLC

                                       and

                         T. ROWE PRICE ASSOCIATES, INC.

      This Fifth Amendment, effective as of May 1, 2007, amends the Investment Subadvisory Agreement (the "Agreement") dated the 14th day of December 2000, as amended, between ING Life Insurance and Annuity Company, succeeded by Directed Services, LLC, a Delaware limited liability company and T. Rowe Price Associates, Inc., a Maryland corporation.

                               W I T N E S S E T H

      WHEREAS, the parties desire to amend the Agreement and agree that the amendment will be effective as of May 1, 2007.

      NOW, THEREFORE, the parties agree as follows:

      1. Appendix A of the Agreement is hereby deleted and replaced with the Amended Appendix A attached hereto.

      2. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

      3. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                    DIRECTED SERVICES, LLC

                                    By: /s/ Todd Modic
                                        ---------------------------------
                                        Todd Modic
                                        Vice President

                                    T. ROWE PRICE ASSOCIATES, INC.

                                    By: /s/ Darrell N. Braman
                                        ---------------------------------

                                    Name: Darrell N. Braman
                                          -------------------------------

                                    Title: Vice President
                                           ------------------------------

                               AMENDED APPENDIX A

                                       to

                        INVESTMENT SUBADVISORY AGREEMENT

                                     between

                             DIRECTED SERVICES, LLC

                                       and

                         T. Rowe Price Associates, Inc.

Portfolios(1)                                                 Annual Subadviser Fee
-------------                                                 ---------------------
                                                    (as a percentage of average daily net assets)

ING T. Rowe Price Diversified Mid Cap Growth          0.50% on the first $250 million of assets
Portfolio                                             0.45% on the next $500 million of assets
                                                          0.40% on assets over $750 million


ING T. Rowe Price Growth Equity Portfolio             0.40% on the first $250 million of assets
                                                           0.375% on the next $250 million
                                                          0.35% on assets over $500 million

                                                    Once assets reach $1 billion, the fee schedule
                                                             resets as indicated below:

                                                               0.35% of all assets(2)

----------
(1) The fees payable under this Subadvisory Agreement are subject to a group fee waiver. For purposes of this fee waiver, the assets of the Portfolios will be aggregated with those of ING T. Rowe Price Capital Appreciation Portfolio and ING T. Rowe Price Equity Income Portfolio (the "IIT Portfolios"), each a series of ING Investors Trust that is managed by an affiliate of the Adviser and sub-advised by the Subadviser. Pursuant to the terms of a letter agreement between the Adviser and Subadviser dated December 5, 2001, the fee waiver will be calculated based on the aggregate assets of the Portfolios and the IIT Portfolios as follows, and will be applied to any fees payable by a Portfolio.

            o Aggregate assets between $750 million and $1.5 billion = 5% discount
            o Aggregate assets between $1.5 billion and $3.0 billion = 7.5% discount
            o     Aggregate assets greater than $3.0 billion = 10% discount

(2) When assets are below $1 billion, the breakpoints will reset to the asset weighted value of 0.40% on first $250 million, 0.375% on next $250 million, 0.35% thereafter.